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Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-190402

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $.01 per share of Affiliated Managers Group, Inc.	$400,000,000	$54,560.00	(1)(2)

(1)
Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This fee is being offset by the following previously paid fees of: (i) $11,010.00 paid in connection with the prospectus supplement filed on August 8, 2012, (ii) $23,670.00 paid in connection with the prospectus supplement filed on July 26, 2011, and (iii) $11,160.00 paid in connection with the prospectus supplement filed on July 31, 2009.

(2)
This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement on Form S-3 (File No. 333-190402) originally filed by Affiliated Managers Group, Inc. ("AMG") on August 6, 2013, in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 6, 2013)

Affiliated Managers Group, Inc.

Up to $400,000,000

Common Stock

This prospectus supplement relates to the offering described in the prospectus supplement filed on August 8, 2012, which provided for the sale of shares of our common stock with an aggregate sales price of up to $400,000,000; as of the date hereof, we have sold $147.2 million of shares of our common stock pursuant to that prospectus supplement. This prospectus supplement is being filed due to the expiration of the 2010 registration statement under which the earlier prospectus supplement was filed.

We have entered into an initial forward sale agreement (and we may enter into subsequent forward sale agreements) with an affiliate of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, which affiliates we refer to as the forward purchasers, under which we have the option to sell shares of our common stock. The number of shares that may be sold will be in our discretion, but in no event will the number of shares sold have an aggregate sales price in excess of $400,000,000. If we request the sale of any shares, the forward purchasers will borrow from third parties and sell, through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. or Wells Fargo Securities, LLC, which we refer to as the sales agents, shares of our common stock from time to time in connection with these transactions. As described in this prospectus supplement under "Use of Proceeds," the proceeds that we will receive from the sale of shares pursuant to the forward sale agreement or agreements (if any) cannot be determined and will depend upon the number of shares sold and whether we elect to physically settle or to effect a net cash or net stock settlement. Settlement of forward sales will occur upon dates specified by us or the forward purchasers as provided in each forward sale agreement.

In connection with the transactions described in the preceding paragraph, we also entered into a distribution agency agreement with each of the sales agents, which we refer to as the distribution agency agreements, relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agency agreements, upon our direction, the sales agents will sell shares of our common stock from time to time. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions or otherwise as agreed upon by us and the applicable sales agent. The sales agents will receive an effective per share commission of 1.4% of the volume-weighted average price per share at which the shares of common stock are sold pursuant to the distribution agency agreements.

We are under no obligation to sell any shares of our common stock pursuant to any forward sale agreement unless shares are sold under the distribution agency agreements and we have no obligation to make any request for such sales.

Our common stock is traded on the New York Stock Exchange under the symbol "AMG." On August 5, 2013, the last reported sale price of the shares of common stock as reported on the NYSE was $186.00.

Investing in our common stock involves risks that are described under "Risk Factors" in this prospectus supplement and under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Deutsche Bank Securities

Citigroup	Mitsubishi UFJ Securities
RBC Capital Markets	Scotiabank
Wells Fargo Securities

The date of this prospectus supplement is August 6, 2013.

        You should rely only on the information incorporated by reference into or included in this prospectus supplement and the accompanying prospectus. We have not, nor have the sales agents or the forward purchasers, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, nor are the sales agents or the forward purchasers, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Our business, financial condition, results of operations and prospects may have changed since such date.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the common stock we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock we are currently offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Except as otherwise indicated, when used in this prospectus supplement, the terms "Affiliated Managers Group," "AMG," "we," "our" and "us" refer to Affiliated Managers Group, Inc., and not our Affiliates (as defined in the prospectus) or other subsidiaries.

 RISK FACTORS

        In addition to the other information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors, as well as the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any similar section in any of our Quarterly Reports on Form 10-Q filed thereafter, before you decide to invest in our common stock. Some factors in these sections are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see "Forward-Looking Statements."

Settlement provisions contained in the forward sale agreement or agreements subject us to certain risks.

        Each forward purchaser will have the right to require us to physically settle the respective forward sale agreement that we enter into upon the occurrence of certain events, including if (a) the forward purchaser is unable to hedge its exposure to the transactions contemplated by the forward sale agreement either because of a lack of sufficient shares of our common stock being made available for borrowing by share lenders or because any such shares are not available at a rate that is less than a specified threshold, (b) on any day following the date of the forward sale agreement, we declare (i) any cash dividend or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) on any day following the date of the forward sale agreement, shares of our common stock trade at a price equal to or less than a certain threshold, (d) our board of directors approves a merger event (as defined in the forward sale agreement) or (e) the forward purchaser is entitled to terminate the forward sale agreement as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as defined in the forward sale agreement). A forward purchaser's decision to exercise its right to require us to settle any forward sale agreement will be made irrespective of our need for capital. In the event that we elect, or are required, to settle any forward sale agreement with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

        In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any outstanding forward sale agreement will terminate without further liability to either party (except for any liability in respect of any breach of representation or covenant by a party under any such forward sale agreement prior to the date of any such proceeding). Following any such termination, we would not issue any shares, and we would not receive any proceeds pursuant to such forward sale agreement.

        Except under the circumstances described above, we have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net physical settlement of such forward sale agreement. If we elect cash or net physical settlement of a forward sale agreement, each forward purchaser or one of its affiliates will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the forward purchaser's hedge. If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge is below the applicable forward sale price, the forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge exceeds the applicable forward sale price, we will pay the forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net physically settle). Any such difference could be significant. In addition, the purchases of our common stock by a forward purchaser or an affiliate thereof to unwind the forward purchaser's hedge could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe to the forward purchaser.

Share repurchase transactions may affect the value of our common stock.

        Our Board of Directors has authorized share repurchase programs in recent periods. As of June 30, 2013, the maximum number of shares that may be repurchased under outstanding programs is approximately 2.3 million. These share repurchase programs, which may include open market and private repurchase transactions potentially including capped call or other derivative transactions, may be effected from time to time while we are not requesting sales under the distribution agency agreements.

        In connection with executing repurchase transactions or hedging derivative transactions, we or our transaction counterparties or their respective affiliates may purchase or sell our common stock in secondary market transactions or may enter into, modify or unwind various derivative transactions with respect to our common stock. The effect of any of these transactions and activities on the price of our common stock will depend in part on market conditions and the structure of the capped call or other derivatives transactions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference include or may include statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify forward-looking statements by the use of the words "believe," "expect," "estimate," "intend," "assume," "project" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

  •
  potential investments in new or our existing investment management firms, or the closing of investments that have been announced;

  •
  the availability of debt and equity financing to fund these investments;

  •
  future borrowings under our credit facility;

  •
  interest rates and hedging contracts;

  •
  the impact of new accounting policies;

  •
  our competition and our Affiliates' competition;

  •
  changing conditions in the financial and securities markets; and

  •
  general economic conditions.

        The future results or outcome of the matters described in any of these statements are uncertain, which merely reflect our current expectations and estimates. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described in the "Risk Factors" section hereof or in our Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed thereafter as well as the following:

  •
  changes in the securities or financial markets or in general economic conditions;

  •
  the failure to receive regular distributions from our Affiliates;

  •
  the availability of equity and debt financing;

  •
  competition for acquisitions of interests in investment management firms;

  •
  our ability to complete acquisitions; and

  •
  the investment performance of our Affiliates and their ability to effectively market their investment strategies.

        You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward-looking statements reflect our current estimates and beliefs, they are not guarantees of future performance. We do not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

 USE OF PROCEEDS

        Except under certain circumstances described in this prospectus supplement, we have the right to elect cash or net physical settlement, in lieu of full physical settlement, of any forward sale agreement. The election of cash or net physical settlement will impact any net proceeds received by us upon settlement of such forward sale agreement and may, instead, require us to deliver cash or common stock to the forward purchasers. See "Plan of Distribution." To the extent we sell any shares pursuant to a forward sale agreement and elect full physical settlement, we expect to receive net proceeds equal to the number of such shares multiplied by the initial forward sale price per share subject to the price adjustment and other provisions of the forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal 98.6% of the volume-weighted average price per share at which the shares to which the forward sale agreement relates are sold pursuant to the distribution agency agreements.

        We intend to use any net proceeds that we receive upon settlement of a forward sale agreement for funding potential investments in new investment management firms and for other general corporate purposes. We are under no obligation to sell any shares of our common stock pursuant to any forward sale agreement unless shares are sold under a relevant distribution agency agreement and we have no obligation to make any request for such sales. The initial forward sale price is subject to adjustment pursuant to each forward sale agreement that we enter into, and the actual proceeds are subject to settlement of such forward sale agreement.

 PLAN OF DISTRIBUTION

        We have entered into an initial forward sale agreement (and we may enter into subsequent forward sale agreements) with an affiliate of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, which affiliates we refer to as the forward purchasers, under which we have the option to sell shares of our common stock. The number of shares that may be sold will be in our discretion, but in no event will the number of shares sold have an aggregate sales price in excess of $400,000,000. If we request the sale of any shares, upon the agreement of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. or Wells Fargo Securities, LLC, which we refer to as the sales agents, and the respective forward purchaser, the forward purchaser will borrow from third parties and sell, through the applicable sales agent, shares of our common stock from time to time in connection with these transactions. Sales of the shares, if any, will be made, at our request from time to time, by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, block transactions and such other transactions as agreed upon by us, and the applicable sales agent. As agents of the forward purchasers, the sales agents will not engage in any transactions that stabilize our common stock. The number and timing of shares sold under the program will be in our discretion. We may instruct the sales agents to sell shares from time to time or not to sell any shares.

        The sales agents will use their respective reasonable efforts, subject to the terms and conditions of the respective distribution agency agreement, to solicit offers to purchase the shares of common stock on a daily basis or as otherwise agreed upon by us and the applicable sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agents on a daily basis or otherwise as we and the applicable sales agent agree. We may instruct the sales agents not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the applicable sales agent may suspend the offering of shares of common stock by notifying the other.

        Settlement of forward sales will occur upon dates specified by us or the forward purchasers as provided in each forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal 98.6 % of the volume weighted average price per share at which the shares of our common stock to which such forward sale agreement relates are sold pursuant to the distribution agency agreement related to such forward sale agreement. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount from the forward purchasers equal to the initial forward sale price per share multiplied by the total number of shares sold to which the forward sale agreement relates, subject to the price adjustment and other provisions of the forward sale agreement.

        Each forward purchaser will have the right to require us to physically settle the respective forward sale agreement upon the occurrence of certain events, including if (a) the forward purchaser is unable to hedge its exposure to the transactions contemplated by such forward sale agreement either because of a lack of sufficient shares of our common stock being made available for borrowing by share lenders or because any such shares are not available at a rate that is less than a specified threshold, (b) on any day following the date of the forward sale agreement, we declare (i) any cash dividend or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) on any day following the date of the forward sale agreement, shares of our common stock trade at a price equal to or less than a certain threshold, (d) our board of directors approves a merger event (as defined in the forward sale agreement) or (e) the forward purchaser is entitled to terminate the forward sale agreement as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as defined in the forward sale agreement). A forward purchaser's decision to exercise its right to require us to settle any forward sale agreement will be made irrespective of our need for capital. In the event that we elect, or are required, to settle any forward sale agreement with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

        In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any outstanding forward sale agreement will terminate without further liability to either party (except for any liability in respect of any breach of representation or covenant by a party under any such forward sale agreement prior to the date of any such proceeding). Following any such termination, we would not issue any shares, and we would not receive any proceeds pursuant to such forward sale agreement.

        Except under the circumstances described above, we have the right, in lieu of physical settlement of a forward sale agreement, to elect cash or net physical settlement of such forward sale agreement. If we elect cash or net physical settlement of any forward sale agreement, each forward purchaser or one of its affiliates will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the forward purchaser's hedge. If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge is below the applicable forward sale price, the forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge exceeds the applicable forward sale price, we will pay the forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net physically settle). Any such difference could be significant. In addition, the purchases of our common stock by a forward purchaser or an affiliate thereof to unwind the forward purchaser's hedge could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe to the forward purchaser.

        Before the issuance of our common stock upon settlement of any forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, with respect to each forward sale agreement that we enter into, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement.

        The sales agents will receive an effective per share commission of 1.4% of the volume-weighted average price per share at which the shares of common stock are sold pursuant to the applicable distribution agency agreement.

        Settlement for sales of common stock by the sales agents pursuant to the distribution agency agreements will occur on the third business day following the date on which any sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        In connection with the sale of the common stock pursuant to the distribution agency agreements, each of the sales agents may be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act. The sales agents and their respective affiliates may from time to time perform various financial advisory, investment banking and commercial banking services for us and our affiliates.

        If the sales agents or we reasonably believe that our common stock is no longer an "actively-traded security" as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the counterparty and sales of common stock under the applicable distribution agency agreement and any terms agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the applicable sales agent and us.

        The offering of common stock pursuant to the distribution agency agreements will terminate upon the earlier of (i) the sale of all shares of common stock subject to each distribution agency agreement and (ii) the termination of the respective distribution agency agreement by the applicable sales agent or us.

LEGAL MATTERS

        Certain legal matters in connection with the offering of the common stock will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the sales agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

PROSPECTUS

AFFILIATED MANAGERS GROUP, INC.

Debt Securities
Common Stock
Common Stock Warrants
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Junior Subordinated Debentures

AMG CAPITAL TRUST III

Trust Preferred Securities
(Guaranteed to the extent set forth herein by Affiliated Managers Group, Inc.)

        The registration statement that contains this prospectus is being filed due to the expiration of the previous registration statement filed by Affiliated Managers Group, Inc. ("AMG") on August 6, 2010.

        AMG, or AMG Capital Trust III in the case of the trust preferred securities, may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

        The common stock of AMG is listed on the New York Stock Exchange under the symbol "AMG."

        This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

        Investing in these securities involves certain risks. See "Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk Factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        The address of AMG's principal executive offices is 600 Hale Street, P.O. Box 1000, Prides Crossing, Massachusetts 01965 and the telephone number at the principal executive offices is (617) 747-3300. The address of AMG Capital Trust III's principal executive offices is 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801 and the telephone number at the principal executive offices is (302) 888-7580.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2013

ABOUT THIS PROSPECTUS

        Each time we offer securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will offer these securities.

        The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "AMG," "we," "us," the "Company" and "our" refer to Affiliated Managers Group, Inc. and not our Affiliates (as defined later in this prospectus) or other subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

        The SEC's rules allow us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended or the "Exchange Act" (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013;

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  Current Reports on Form 8-K filed on January 29, 2013, April 30, 2013, April 30, 2013, June 14, 2013, July 16, 2013 and July 30, 2013;

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  Definitive Proxy Statement on Schedule 14A, filed on April 30, 2013 and any amendments thereto (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012); and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

        You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

  Jay C. Horgen—Chief Financial Officer and Treasurer
  Affiliated Managers Group, Inc.
  600 Hale Street
  P.O. Box 1000
  Prides Crossing, MA 01965
  (617) 747-3300

        This prospectus constitutes a part of a registration statement on Form S-3 including all amendments and exhibits, referred to herein as the "Registration Statement", that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC's website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

AFFILIATED MANAGERS GROUP, INC.

        We are a global asset management company with equity investments in a diverse group of boutique investment management firms (our "Affiliates"). Our innovative partnership approach allows each Affiliate's management team to own significant equity in their firm while maintaining operational autonomy. Our strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates. In addition, we provide assistance to our Affiliates in distribution, marketing, product development, operations and strategic matters. As of June 30, 2013, we manage $469.5 billion in assets through our Affiliates across a broad range of asset classes and investment styles in three principal distribution channels: Institutional, Mutual Fund and High Net Worth.

USE OF PROCEEDS

        The use of proceeds from the disposition of the securities covered by this prospectus will be as set forth in the applicable prospectus supplement.

AMG CAPITAL TRUST III

        AMG Capital Trust III, referred to herein as the "trust," is a statutory trust created under Delaware law pursuant to a declaration of trust executed by AMG, as Sponsor of the trust, John Kingston, III, as Initial Administrator of the trust, and Wilmington Savings Fund Society, FSB (successor by merger to Christiana Bank & Trust Company), the Delaware Trustee of the trust, and a certificate of trust filed with the Delaware Secretary of State. A copy of the declaration of trust, amended and restated in its entirety, as applicable (as so amended and restated, a "trust agreement"), will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part prior to the issuance of securities by the trust. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

        The trust may offer to the public, from time to time, preferred securities (the "trust preferred securities") representing preferred beneficial interests in the trust. In addition to the trust preferred securities offered to the public, the trust will sell to AMG common securities representing ownership interests in the trust. All of the common securities of the trust will be owned by AMG.

        The prospectus supplement relating to any trust preferred securities will describe the terms of such securities and of any securities issued to, or agreements entered into with, the trust.

RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratios	7.3x	5.5x	5.2x	5.5x	4.7x	4.1x	4.6x

        For the purpose of computing the ratios of earnings to fixed charges, earnings consists of pre-tax income from continuing operations (before adjustment for non-controlling interests in consolidated subsidiaries) plus fixed charges and as adjusted for distributed income of equity method investees. Fixed charges consists of our reported interest expense (including imputed interest expense but excluding contingent payment obligation adjustments) plus the portion of rental expense deemed to represent interest expense. For the purposes of these calculations, pre-tax income from continuing operations for the years ended December 31, 2011 and December 31, 2012 and the six months ended June 30, 2012 and June 30, 2013 exclude the effects of reductions in the carrying value of an indefinite-lived intangible asset and contingent payment obligation adjustments. Had these amounts not been excluded, the ratios of earnings to fixed charges for the years ended December 31, 2011 and December 31, 2012 and for the six months ended June 30, 2012 and June 30, 2013 would have been 5.4x, 4.9x, 4.7x and 7.1x, respectively.

        For the six months ended June 30, 2013 and 2012, and for each of the years ended December 31, 2012, 2011, 2010, 2009 and 2008, there were no outstanding shares of preferred stock of the Company. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges for those periods.

DESCRIPTION OF THE DEBT SECURITIES

        We will issue debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those described in the applicable prospectus supplement and those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We have included a copy of the form of indenture as an exhibit to this registration statement. The indenture will be subject to and governed by the terms of the Trust Indenture Act.

DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and by-laws for additional information related to our common stock.

General

        Under our charter, we currently have authority to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and up to 3,000,000 shares of Class B non-voting common stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of June 30, 2013, we had 52,852,201 shares of common stock outstanding and an additional 1,092,164 shares of common stock were held in the Company's treasury, and there were no shares of Class B non-voting common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol "AMG."

Dividends

        Subject to preferential rights of any other class or series of stock, holders of common stock and Class B non-voting common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors, with each share of common stock and each share of Class B non-voting common stock sharing equally in such dividends with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible. If dividends are declared that are payable in shares of common stock or shares of Class B non-voting common stock, such dividends will be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock will be payable to the holders of shares of common stock, and the dividends payable in shares of Class B non-voting common stock will be payable to the holders of shares of Class B non-voting common stock.

Voting Rights

        Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election.

Liquidation/Dissolution Rights

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B non-voting common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible.

Other Rights

        Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the limited conversion rights afforded to the holders of our Class B non-voting common stock that are described below.

        Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage will not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by law, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term or removal of directors, vacancies on the board of directors, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, will be required.

Rights of Class B Non-Voting Common Stock

        The holders of our Class B non-voting common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B non-voting common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B non-voting common stock is convertible, at the option of the holder, into one share of common stock if such share of Class B non-voting common stock is to be distributed, disposed of or sold by the holder in connection with any sale; provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to the holder.

        To the extent the holders of Class B non-voting common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Transfer Agent

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF COMMON STOCK WARRANTS

        The following briefly summarizes the material terms and provisions of common stock warrants. You should read the particular terms of common stock warrants that are offered by AMG, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.

        AMG may offer common stock warrants pursuant to which a holder will be entitled to purchase common stock. Common stock warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Common stock warrants will be issued under common stock warrant agreements to be entered into between AMG and a bank or trust company, as common stock warrant agent. Except as otherwise stated in a prospectus supplement, the common stock warrant agent will act solely as the agent of AMG under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.

General

        The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the common stock warrants;

  •
  the offering price of the common stock warrants;

  •
  the aggregate number of common stock warrants and the aggregate number of shares of common stock that may be purchased upon exercise of the common stock warrants;

  •
  the currency or currency units in which the offering price and the exercise price are payable;

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  the designation and terms of the common stock, if any, with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

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  the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

  •
  the minimum or maximum number of common stock warrants that may be exercised at any one time;

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  the date on which the right to exercise common stock warrants will commence and the date on which the right will expire;

  •
  a discussion of United States federal income tax or other considerations applicable to the common stock warrants;

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  anti-dilution provisions of the common stock warrants, if any;

  •
  redemption or call provisions, if any, applicable to the common stock warrants; and

  •
  any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

No Rights as Stockholders

        Unless otherwise specified in a prospectus supplement, holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

Merger, Consolidation, Sale or Other Disposition

        If at any time there is a merger or consolidation involving AMG in which AMG is not the surviving entity, or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of AMG, then the assuming corporation will succeed to the obligations of AMG under the common stock warrant agreement and the related common stock warrants. AMG will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.

DESCRIPTION OF PREFERRED STOCK

        Under AMG's charter, the board of directors of AMG is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to establish from time to time a series of preferred stock with terms as it may specify in a certificate of designations which will be filed as an exhibit to a document incorporated by reference in the registration statement. A description of the terms of preferred stock so created will be contained in a prospectus supplement related to any offering of such securities.

DESCRIPTION OF DEPOSITARY SHARES

        AMG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, AMG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between AMG and a bank or trust company selected by AMG having its principal office in the United States, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        AMG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to AMG, and AMG to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

  •
  debt securities,

  •
  trust preferred securities issued by trusts, all of whose common securities are owned by AMG or by one of its subsidiaries,

  •
  junior subordinated debt securities, or

  •
  debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require AMG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES, TRUST
PREFERRED SECURITIES AND GUARANTEES

        A description of the terms of junior subordinated debentures, trust preferred securities and related guarantees which may be issued from time to time pursuant to this registration statement will be contained in a prospectus supplement related to any offering of such securities.

 PLAN OF DISTRIBUTION

General

        The securities may be sold:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  to or through one or more underwriters without a syndicate;

  •
  through dealers or agents; or

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

  •
  the name or names of any underwriters and the respective amounts underwritten;

  •
  the purchase price and the proceeds to us from that sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchanges on which the securities may be listed; and

  •
  any material relationships with the underwriters.

Underwriters

        If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

        We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

Secondary Sales

        Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of AMG by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Affiliated Managers Group, Inc.

Up to $400,000,000

Common Stock

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Prospectus Supplement

August 6, 2013